DALE MATHESON CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:

Vancouver: Robert J. Burkart, Inc. · Alvin F. Dale Ltd. · Robert J. Matheson, Inc. · James F. Carr-Hilton Ltd. · Barry S. Hartley, Inc. · Rakesh I. Patel Inc. · Kenneth P. Chong Inc. · Reginald J. LaBonte Ltd.
South Surrey: Michael K. Braun Inc. · Peter J. Donaldson, Inc.
Port Coquitlam: Wilfred A. Jacobson Inc. · Fraser G. Ross, Ltd. · Brian A. Shaw Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of our report dated January 11, 2008 relating to the consolidated financial statements of MobiVentures Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in such Prospectus.

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
August 11, 2008

Vancouver: Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey: Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam: Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971